                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("AGREEMENT") is entered into by and between VALLEY BANK (the "BANK") and BARRY L. HULIN ("EXECUTIVE") as of the 22nd day of March, 2000 ("EFFECTIVE DATE").

                                    RECITALS

A. Executive is presently the President and Chief Executive Officer ("CEO") of the Bank. The Bank wishes to continue Executive's employment in that capacity under the terms and conditions of this Agreement. For purposes of this Agreement, the term "Bank" refers to Valley Bank and any successor in interest.

B. Under the terms of this Agreement, Executive wishes to continue his employment with the Bank.

                                    AGREEMENT

      The parties agree as follows.

1. EMPLOYMENT. The Bank will continue Executive's employment during the Term, and Executive accepts employment by the Bank on the terms and conditions set forth in this Agreement. Executive's title with the Bank will be "President and CEO."

2.    EFFECTIVE DATE AND TERM.

      (a)   Effective Date. This Agreement is effective as of the Effective
            Date.

      (b) Term. The term of this Agreement ("TERM") is three (3) years, beginning on the Effective Date. Notwithstanding the foregoing, this Agreement shall automatically terminate upon a Change in Control (as defined) in the Bank.

      (c) Failure to Renew Term. If the parties do not renew this Agreement at the end of the Term, then at that time (i) Executive shall be deemed an at-will employee of the Bank, (ii) Executive shall cease to have any right to continued employment under this Agreement, and (iii) upon termination of his employment, Executive shall only be entitled to receive the salary and bonuses earned and expenses reimbursable through the date of such termination, except as otherwise expressly provided herein.

3. DUTIES. Executive will faithfully and diligently perform the duties assigned to Executive from time to time by the Bank's board of directors. Executive will use his best efforts to perform his duties and will devote full time and attention to these duties during working hours. These duties will include, without limitation, the following:

      (a) Bank Performance. Executive will be responsible for all aspects of the Bank's performance, including, without limitation, directing that daily operational and managerial matters are performed in a manner consistent with the Bank's policies. These duties will also include performing all other tasks in connection with the Bank's management and affairs that are normal and customary to Executive's position.

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      (b)   Development and Preservation of Business. Executive will be responsible for the development and preservation of banking relationships and other business development efforts (including appropriate civic and community activities) in the Bank's market areas.

      (c) Report to Board. Executive will report directly to the Bank's board of directors. The Bank's board of directors may, from time to time, modify Executive's title or add to, delete from, or modify Executive's performance responsibilities to accommodate any management objectives of the Bank. Executive will assume any additional positions, duties, and responsibilities as may reasonably be requested of him with or without additional compensation, as appropriate and consistent with Sections 3(a), 3(b), and 3(c) of this Agreement.

      (d) Goal Setting. Executive will, on an annual basis, contemporaneous with presentation of the Bank's annual budget to the Board of Directors, recommend short-term and long-term goals for the Bank, its management and Board of Directors to achieve.

4. SALARY. Executive will receive an initial base salary of $120,000 per year, to be paid in accordance with the Bank's regular payroll schedule. The Bank's board of directors will at minimum review Executive's base salary on an annual basis.

5. INCENTIVE COMPENSATION. The Bank's board of directors will determine the amount of bonus, if any, to be paid by the Bank to Executive for each year during the Term. In making this determination, the Bank's board of directors will consider factors such as Executive's performance of his duties and the safety, soundness, and profitability of the Bank. Executive's bonus, if any, will reflect Executive's contribution to the performance of the Bank during the year.

6. INCOME DEFERRAL AND BENEFITS. Subject to eligibility requirements and in accordance with and subject to any policies adopted by the Bank's board of directors with respect to any benefit plans or programs, Executive will be entitled to receive benefits (including stock options) similar to those offered to other executive officers of the Bank with positions and duties comparable to those of Executive.

7. BUSINESS EXPENSES. The Bank will reimburse Executive for ordinary and necessary expenses (including, without limitation, travel, entertainment, and similar expenses) incurred in performing and promoting the Bank's business. Executive will present from time to time itemized accounts of these expenses, subject to any limits of Bank policy or the rules and regulations of the Internal Revenue Service.

8. CHANGE IN CONTROL WHILE EMPLOYED. If, while Executive is employed by the Bank (i) during the Term, and a Change in Control closes during the Term, or (ii) after expiration of the Term, and the Bank enters into an agreement for a Change in Control or any party announces or is required by law to announce a Change in Control of the Bank within six (6) months after expiration of the Term, then upon the closing of such Change in Control, Executive shall receive a single cash payment (the "CHANGE IN CONTROL PAYMENT") in an amount equal to three (3) times Executive's highest W-2 income (before salary deferrals) received from the Bank over the five (5) years preceding such closing. Upon payment of the Change in Control Payment, this Agreement, shall terminate automatically. If Executive's employment during the Term is terminated pursuant to Section 9(b), and, within six (6) months following such termination, the Bank enters into an agreement for a Change in Control or any party announces or is required by

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

      law to announce a prospective Change in Control of the Bank, the provisions of Section 9(c) shall apply.

9.    TERMINATION OF EMPLOYMENT

      (a) Termination By Bank for Cause or by Executive without Good Reason. If, during the Term, the Bank terminates Executive's employment for Cause (defined below) or Executive terminates his employment without Good Reason (defined below), then (i) the Bank will pay Executive the salary earned and expenses reimbursable under this Agreement incurred through the date of such termination, and (ii) this Agreement will terminate immediately on the date of such termination. Executive will have no right to receive compensation or other benefits for any period after termination under this Section 9(a).

      (b) Termination By Bank without Cause or by Executive with Good Reason. If, during the Term, the Bank terminates Executive's employment without Cause or Executive resigns from the Bank with Good Reason (defined below), then (i) the Bank will pay Executive the Termination Payment (defined below) for the greater of (A) the remainder of the Term or (B) eighteen months, (ii) Executive will be subject to the noncompetition and nonsolicitation restrictions in
            Section 15 for the period of time during which he receives the Termination Payments, and (iii) this Agreement (other than the Bank's continuing obligation to make the Termination Payments and Executive's corresponding noncompetition and nonsolicitation obligation while receiving such payments) will terminate six (6) months following the date of such termination or resignation. If, within six (6) months following the date of such termination or resignation, the Bank enters into an agreement for a Change in Control, or any party announces or is required to announce a prospective Change in Control of the Bank, (i) the provisions of this Section 9(b) will cease to apply and the provisions of Section 9(c) shall apply instead, and (ii) this Agreement will terminate upon payment of the Change in Control Payment pursuant to Section 9(c) or the abandonment of such Change in Control..

            (1) The "TERMINATION PAYMENT" shall be an amount equal to the sum of (a) Executive's monthly base salary in effect at the time his employment terminates and (b) one-twelfth (1/12) of Executive's annual bonus for the year immediately preceding the year in which his employment terminates.

            (2) Notwithstanding the foregoing, if the Good Reason for which Executive resigns is a reduction of salary as set forth in
                  Section 11(b)(1), then the monthly base salary to be used for the purpose of the Termination Payment shall be Executive's monthly base salary in effect prior to such reduction.

      (c) Termination Prior to Change in Control. If, during the Term, the Bank terminates Executive's employment without Cause or Executive resigns for Good Reason and within six (6) months thereafter the Bank enters into an agreement for a Change In Control, or any party announces or is required by law to announce a prospective Change in Control of the Bank, then upon the closing of such Change in Control, Executive shall receive a Change in Control Payment in an amount equal to three (3) times Executive's highest W-2 income (before salary deferrals) received from the Bank over the five (5) years preceding the termination less the amount of any Termination Payments that have been paid to Executive through the date of such closing. Upon closing of the Change in

            Control, Executive's noncompetition and nonsolicitation obligations under Section 15 shall terminate immediately.

      (d) Death or Disability. This Agreement terminates (1) if Executive dies or (2) if Executive is unable to perform his duties and obligations under this Agreement for a period of 90 days as a result of a physical or mental disability arising at any time during the term of this Agreement, unless with reasonable accommodation Executive could continue to perform his duties under this Agreement and making these accommodations would not pose an undue hardship on the Bank. If termination occurs under this Section 9(d), Executive or his estate will be entitled to receive all compensation and benefits earned and expenses reimbursable through the date Executive's employment terminated.

10. LIMITATIONS ON PAYMENTS RELATED TO CHANGE IN CONTROL. The total of the payments and benefits described in Sections 8 and 9 will be less than the amount that would cause them to be a "parachute payment" within the meaning of Section 280G(b)(2)(A) of the Internal Revenue Code of 1986.

11.   DEFINITIONS.

      (a)   Cause. "CAUSE" means only any one or more of the following:

            (1) Willful misfeasance or gross negligence in the performance of Executive's duties.

            (2)   Conviction of a crime in connection with his duties.

            (3) Conduct demonstrably and significantly harmful to the Bank, as reasonably determined on the advice of legal counsel by the Bank's board of directors.

      (b) Good Reason. "GOOD REASON" means only any one or more of the following:

            (1) Reduction, without Executive's consent, of Executive's salary or elimination of any compensation or benefit plan benefiting Executive, unless the reduction or elimination is generally applicable to substantially all similarly situated Bank employees (or employees of a successor or controlling entity of the Bank) formerly benefited.

            (2) The assignment to Executive without his consent of any authority or duties materially inconsistent with Executive's position as of the date of this Agreement.

            (3) A relocation or transfer of Executive's principal place of employment that would require Executive to commute on a regular basis more than [30] miles each way from his current business office at the Bank on the date of this Agreement, unless Executive consents to the relocation or transfer.

      (c) Change In Control. For the purposes of this Agreement, the term "CHANGE IN CONTROL" means (a) a person or entity or a group of persons or entities acting in concert acquiring or otherwise becoming the owner (as a result of a purchase, merger, stock exchange, or otherwise) of more than fifty percent (50%) of the outstanding common stock of the

            Bank, or (b) the merger of the Bank into any corporation, or the merger of any corporation into the Bank, where more than fifty percent (50%) of the stock of such corporation or the Bank, as the case may be, is owned other than by the owners of the common stock of the Bank, prior to such merger, or (c) the sale of substantially all of the assets of the Bank; provided, however, that an internal reorganization of the Bank (i.e., formation of a holding company) shall not constitute a Change in Control.

12. MUTUALLY EXCLUSIVE PAYMENTS. The Change In Control Payment and the Severance Payment are mutually exclusive, and if the circumstances of Executive's termination would otherwise entitle Executive to receive both payments, Executive shall receive only the amount of the Change In Control Payment.

13. CONFIDENTIALITY. Executive will not, after signing this Agreement, including during and after its Term, use for his own purposes or disclose to any other person or entity any confidential information concerning the Bank or its business operations or customers, unless (1) the Bank consents to the use or disclosure of its confidential information, (2) the use or disclosure is consistent with Executive's duties under this Agreement, or
      (3) disclosure is required by law or court order.

14. RETURN OF BANK PROPERTY. If and when Executive ceases, for any reason, to be employed by the Bank, Executive must return to the Bank all keys, pass cards, identification cards and any other property of the Bank. At the same time, Executive also must return to the Bank all originals and copies (whether in hard copy, electronic or other form) of any documents, drawings, notes, memoranda, designs, devices, diskettes, tapes, manuals, and specifications which constitute proprietary information or material of the Bank. The obligations in this paragraph include the return of documents and other materials which may be in Executive's desk at work, in Executive's car or place of residence, or in any other location under Executive's control.

15.   NONCOMPETITION.

      (a) Participation in a Competing Business. Except as otherwise expressly provided in this Agreement, while Executive is employed by the Bank pursuant to this Agreement and for so long as Executive receives any Termination Payments, Executive will not become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including, without limitation, as a shareholder, member, partner, director, officer, manager, investor, organizer, "founder," employee, consultant, or agent; provided, however, that Executive may acquire and passively own an interest not exceeding 2% of the total equity interest in any entity (whether or not such entity is a Competing Business). Executive's obligations under this Section 15(a) terminate immediately upon a Change in Control of the Bank.

      (b) No Solicitation. Except as otherwise expressly provided in this Agreement, while Executive is employed by the Bank pursuant to this Agreement and for so long as Executive receives any Termination Payments, Executive will not directly or indirectly solicit or attempt to solicit (1) any employees of the Bank to leave their employment or (2) any customers of the Bank to remove their business from the Bank, or to participate in any manner in a Competing Business. Solicitation prohibited under this Section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications.

            Executive's obligations under this Section 15(b) terminate immediately upon a Change in Control of the Bank.

      (c) Employment Outside Clark County, Nevada. Nothing in this Section 15 prevents Executive from accepting employment outside Clark County, Nevada, from a Competing Business, as long as Executive will not (a) act as an employee or other representative or agent of the Competing Business within Clark County, Nevada or (b) have any responsibilities for the Competing Business' operations within Clark County, Nevada.

      (d) Competing Business. "COMPETING BUSINESS" means any financial institution or trust company (including without limitation, any start-up or other financial institution or trust company in formation) that competes with, or will compete in Clark County, Nevada, with the Bank.

16.   ENFORCEMENT.

      (a) The Bank and Executive stipulate that, in light of all of the facts and circumstances of the relationship between Executive and the Bank, the agreements referred to in Section 15 (including without limitation their scope, duration and geographic extent) are fair and reasonably necessary for the protection of the Bank's confidential information, goodwill and other protectable interests. If a court of competent jurisdiction should decline to enforce any of those covenants and agreements, Executive and the Bank request the court to reform these provisions to restrict Executive's use of confidential information and Executive's ability to compete with the Bank to the maximum extent, in time, scope of activities, and geography, the court finds enforceable.

      (b) Executive acknowledges that the Bank will suffer immediate and irreparable harm that will not be compensable by damages alone, if Executive repudiates or breaches any of the provisions of Section 15 threatens or attempts to do so. For this reason, under these circumstances, the Bank, in addition to and without limitation of any other rights, remedies or damages available to it at law or in equity, will be entitled to obtain temporary, preliminary, and permanent injunctions in order to prevent or restrain the breach, and the Bank will not be required to post a bond as a condition for the granting of this relief.

17. ADEQUATE CONSIDERATION. Executive specifically acknowledges the receipt of adequate consideration for the covenants contained in Section 15 and that the Bank is entitled to require him to comply with that Section. Section 15 will survive termination of this Agreement. Executive represents that if his employment is terminated, whether voluntarily or involuntarily, Executive has experience and capabilities sufficient to enable Executive to obtain employment in areas which do not violate this Agreement and that the Bank's enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood.

18.   ARBITRATION.

      (a) Arbitration. At either party's request, the parties must submit any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's rules then in effect (or under any other form of arbitration mutually acceptable to the parties). A single arbitrator agreed on by the parties will conduct the arbitration. If the parties cannot agree on a single arbitrator, each party must select one arbitrator and those two arbitrators will select a third arbitrator. This third arbitrator will hear the dispute. The arbitrator's decision is final (except as otherwise specifically provided by law) and binds the parties, and either party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator's decision. The arbitrator will provide the parties with a written decision naming the substantially prevailing party in the action. This prevailing party is entitled to reimbursement from the other party for its costs and expenses, including reasonable attorneys' fees.

      (b) Governing Law. All proceedings will be held at a place designated by the arbitrator in Clark County, Nevada. The arbitrator, in rendering a decision as to any state law claims, will apply Nevada law.

      (c) Exception to Arbitration. Notwithstanding the above, if Executive violates Section 15, the Bank will have the right to initiate the court proceedings described in Section 16(b), in lieu of an arbitration proceeding under this Section 18. The Bank may initiate these proceedings wherever appropriate within Nevada State; but Executive will consent to venue and jurisdiction in Clark County, Nevada.

19.   MISCELLANEOUS PROVISIONS.

      (a) Entire Agreement. This Agreement constitutes the entire understanding between the parties concerning its subject matter and supersedes all prior agreements. Accordingly, Executive specifically waives the terms of and all of his rights under any employment, change-in-control and salary continuation agreements, whether written or oral, he has previously entered into with the Bank.

      (b) Binding Effect. This Agreement will bind and inure to the benefit of the Bank's and Executive's heirs, legal representatives, successors and assigns.

      (c) Litigation Expenses. If either party successfully seeks to enforce any provision of this Agreement or to collect any amount claimed to be due under it, this party will be entitled to reimbursement from the other party for any and all of its out-of-pocket expenses and costs including, without limitation, reasonable attorneys' fees and costs incurred in connection with the enforcement or collection.

      (d) Waiver. Any waiver by a party of its rights under this Agreement must be written and signed by the party waiving its rights. A party's waiver of the other party's breach of any provision of this Agreement will not operate as a waiver of any other breach by the breaching party.

      (e) Counsel Review. Executive acknowledges that he has had the opportunity to consult with independent counsel with respect to the negotiation, preparation, and execution of this Agreement.

      (f) Assignment. The services to be rendered by Executive under this Agreement are unique and personal. Accordingly, Executive may not assign any of his rights or duties under this Agreement.

      (g) Amendment. This Agreement may be modified only through a written instrument signed by both parties.

      (h) Severability. The provisions of this Agreement are severable. The invalidity of any provision will not affect the validity of other provisions of this Agreement.

      (i) Governing Law and Venue. This Agreement will be governed by and construed in accordance with Nevada law, except to the extent that certain matters may be governed by federal law. The parties must bring any legal proceeding arising out of this Agreement in Clark County, Nevada, and the parties will submit to jurisdiction in that county.

      (j) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

Signed: March 22, 2000:

                                          VALLEY BANK

                                          By /s/ Robert E. O'Connell
                                             --------------------------------
                                             Robert E. O'Connell
                                             Chairman of the Board of Directors

                                          BARRY L. HULIN, individually

                                          /s/ Barry L. Hulin
                                          --------------------------------------
                                          BARRY L. HULIN

                        AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement ("Amendment") is entered into by and between VALLEY BANK (the "Bank") and BARRY L. HULIN ("Executive") as of the 23rd day of October, 2002.

                                    RECITALS

A. Executive and the Bank are parties to an Employment Agreement, dated March 22, 2000 (the "Employment Agreement"), pursuant to which the Bank has hired Executive as the Bank's President and Chief Executive Officer for a term ending on March 21, 2003.

B. On May 1, 2001, the Bank was reorganized as a wholly owned subsidiary of Valley Bancorp ("Bancorp") (the "Reorganization").

C. Executive and the Bank wish to amend the Employment Agreement to extend the Term (as defined therein) for an additional three years, so that the Term is six (6) years from the Effective Date of March 22, 2000.

D. Further, in light of the Reorganization, Executive and the Bank wish to amend the Employment Agreement to make Bancorp a party to such agreement and to clarify that all provisions of the Employment Agreement applicable to the Bank are equally applicable to Bancorp.

                                    AGREEMENT

The parties agree as follows:

1. Extension of Term. Section 2(a) of the Employment is hereby amended in its entirety to read as follows:

      a. Term. The term of this Agreement ("Term") is six (6) years, beginning on the Effective Date. Notwithstanding the foregoing, this Agreement shall automatically terminate upon a Change in Control (as defined), subject to the Change in Control payment provisions otherwise provided in this Agreement.

2. Application to Bancorp. All references in the Employment Agreement to the "Bank" are hereby amended to read "the Bank and/or Valley Bancorp." Without limiting the generality of the preceding sentence, the parties to this Amendment specifically intend that the change in control provisions of the Employment Agreement, including the definition of "Change in Control," shall apply to Bancorp as well as the Bank, so that a Change in Control of Bancorp shall trigger such provisions to the same extent as a Change in Control of the Bank.

3.    Miscellaneous.

      a. No Other Changes. Except as revised by Sections 1 and 2 of this Amendment, all other terms of the Employment Agreement remain unchanged and continue in full force and effect.

      b.    Governing Law. This Amendment is governed by Nevada law.

Effective as of the date first set forth above.

VALLEY BANK                                      BARRY L. HULIN, individually

By /s/ Robert E. O'Connell                       /s/ Barry L. Hulin
   -----------------------------------------     ------------------------------
   Robert E. O' Connell                          Barry L. Hulin
   Chairman of the Board of Directors

Acknowledged and agreed:

VALLEY BANCORP

By /s/ Robert E. O'Connell
   -----------------------------------------
   Robert E. O'Connell
   Chairman of the Board of Directors

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement ("Amendment") is entered into by and between VALLEY BANK (the "Bank"), VALLEY BANCORP ("Bancorp" and together with the Bank, the "Company") and BARRY L. HULIN ("Executive") as of the 26th day of May, 2004.

                                    RECITALS

A. Executive and the Company are parties to an Employment Agreement, dated March 22, 2000, as amended October 23, 2002 (the "Employment Agreement"), pursuant to which the Company has hired Executive as its President and Chief Executive Officer for a term ending on March 21, 2006.

B. Executive and the Company wish to amend the Employment Agreement to (i) extend the Term (as defined therein) for an additional three years, and
      (ii) expand the geographic scope of the non-competition provisions to include Nye County, Nevada.

                                    AGREEMENT

The parties agree as follows:

1. Extension of Term. Section 2(a) of the Employment Agreement is hereby amended in its entirety to read as follows:

            a. Term. The term of this Agreement ("Term") commences on the Effective Date and expires on March 21, 2009. Notwithstanding the foregoing, this Agreement shall automatically terminate upon a Change in Control (as defined), subject to the Change in Control payment provisions otherwise provided in this Agreement.

2.    Inclusion of Nye County, NV in Non-Compete. Subsections (c) and (d) of
      Section 15 of the Employment Agreement are hereby amended in their entirety to read as follows:

            c. Employment Outside Restricted Area Clark & Nye Counties, Nevada. Nothing in this Section 15 prevents Executive from accepting employment outside Clark County or Nye County, Nevada (the "RESTRICTED AREA"), from a Competing Business, as long as Executive will not (a) act as an employee or other representative or agent of the Competing Business within the Restricted Area or (b) have any responsibilities for the Competing Business' operations within the Restricted Area.

            d. Competing Business. "COMPETING BUSINESS" means any financial institution or trust company (including without limitation, any start-up or other financial institution or trust company in formation) that competes with, or will compete with the Bank in the Restricted Area.

3.    Miscellaneous.

      a. No Other Changes. Except as revised by Sections 1 and 2 of this Amendment, all other terms of the Employment Agreement remain unchanged and continue in full force and effect.

      b.    Governing Law. This Amendment is governed by Nevada law.

Effective as of the date first set forth above.

VALLEY BANK                                        BARRY L. HULIN, individually

By /s/ Thomas J. Krob                              /s/ Barry L. Hulin
   -----------------------------------------       ----------------------------
      Thomas J. Krob                               Barry L. Hulin
      Chairman of the Board of Directors

Acknowledged and agreed:

VALLEY BANCORP

By /s/ Thomas J. Krob
   -----------------------------------------
   Thomas J. Krob
   Chairman of the Board of Directors

                                       2